Exhibit 8.1

June 15, 2012

CommonWealth REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Ladies and Gentlemen:

The following opinion is furnished to CommonWealth REIT, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

We have acted as counsel for the Company in connection with the preparation of the Registration Statement, and we have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed:  (i) the Company’s amended and restated declaration of trust, as amended and supplemented, and its amended and restated by-laws; (ii) the Registration Statement; (iii) the sections of Item 1 of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011 (the “Form 10-K”, which is incorporated by reference into the Registration Statement) captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”; and (iv) the Company’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2012 (the “Form 10-Q”).

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In preparing the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of:  (i) the information set forth in the Form 10-K, in the Form 10-Q, in the Registration Statement and the documents incorporated therein by reference, and (in each case) in the exhibits thereto; and (ii) representations made to us by officers of the Company or contained in the Form 10-K, in the Form 10-Q, in the Registration Statement and the documents incorporated therein by reference, and (in each case) in the exhibits thereto, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of.”  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K, the Form 10-Q, the Registration Statement, or the documents incorporated therein by reference have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (A) we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws consequences and the material ERISA Laws consequences relevant to owners of the securities of the Company discussed therein (the “Securities”), and (B) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement.  This opinion may not be relied upon for any other purpose, or furnished to, quoted, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and owners of the Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.  Purchasers and owners of the Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, owning, and disposing of the Securities, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm therein.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP